EXHIBIT 99.1

AutoZone 2nd Quarter Total Company Same Store Sales Increase 2.9%; Domestic Same Store Sales Increase 1.9%; EPS of $28.29

MEMPHIS, Tenn., March 04, 2025 (GLOBE NEWSWIRE) -- AutoZone, Inc. (NYSE: AZO) today reported net sales of $4.0 billion for its second quarter (12 weeks) ended February 15, 2025, an increase of 2.4% from the second quarter of fiscal 2024 (12 weeks). Same store sales, or sales for our domestic and international stores open at least one year, are as follows:

		Constant Currency		Constant Currency
	12 Weeks	12 Weeks*	24 Weeks	24 Weeks*

Domestic	1.9%	1.9%	1.0%	1.0%
International	(8.2%)	9.5%	(3.9%)	11.5%
Total Company	0.5%	2.9%	0.4%	2.4%
* Excludes impacts from fluctuations of foreign exchange rates.

For the quarter, gross profit, as a percentage of sales, was flat to last year at 53.9%. Current year gross margin benefited from higher merchandise margins offset by last year benefiting 36 basis points from a non-cash LIFO adjustment. Operating expenses, as a percentage of sales, were 36.0% versus last year at 34.6%. Deleverage was primarily driven by investments to support our growth initiatives.

Operating profit decreased 4.9% to $706.8 million. Net income for the quarter decreased 5.3% over the same period last year to $487.9 million, while diluted earnings per share decreased 2.1% to $28.29.

Under its share repurchase program, AutoZone repurchased 100 thousand shares of its common stock at an average price per share of $3,291, for a total investment of $329.4 million. At the end of the second quarter, the Company had $1.3 billion remaining under its current share repurchase authorization.

The Company’s inventory increased 10.4% over the same period last year. Net inventory, defined as merchandise inventories less accounts payable, on a per store basis, was negative $161 thousand versus negative $164 thousand last year and negative $166 thousand last quarter.

“I want to thank our AutoZoners for delivering solid results this quarter. We continue to be pleased with our strategy to grow our domestic DIY and Commercial sales. Domestically, both DIY and Commercial continued to perform well and sales accelerated from the previous quarter. Our international business also continued to deliver strong results and same store sales grew 9.5% on a constant currency basis. While currency rate moves pressured reported sales and earnings, our international performance remains encouraging as we continue to focus on opening more stores in these markets. We are excited about our momentum heading into the back half of the fiscal year and we are well prepared for our spring and summer selling season. As we continue to invest in our business, we remain committed to our disciplined approach of increasing earnings and cash flow, all while delivering strong shareholder value,” said Phil Daniele, President and Chief Executive Officer.

During the quarter ended February 15, 2025, AutoZone opened 28 new stores in the U.S., 13 new stores in Mexico and four in Brazil for a total of 45 net new stores. As of February 15, 2025, the Company had 6,483 stores in the U.S., 813 in Mexico and 136 in Brazil for a total store count of 7,432.

AutoZone is the leading retailer and distributor of automotive replacement parts and accessories in the Americas. Each store carries an extensive product line for cars, sport utility vehicles, vans and light duty trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. The majority of stores have a commercial sales program that provides prompt delivery of parts and other products and commercial credit to local, regional and national repair garages, dealers, service stations, fleet owners and other accounts. AutoZone also sells automotive hard parts, maintenance items, accessories and non-automotive products through www.autozone.com, and our commercial customers can make purchases through www.autozonepro.com. Additionally, we sell the ALLDATA brand of automotive diagnostic, repair, collision and shop management software through www.alldata.com. We also provide product information on our Duralast branded products through www.duralastparts.com. AutoZone does not derive revenue from automotive repair or installation services.

AutoZone will host a conference call this morning, Tuesday, March 4, 2025, beginning at 10:00 a.m. (ET) to discuss its second quarter results. This call is being web cast and can be accessed, along with supporting slides, at AutoZone’s website at www.autozone.com by clicking on Investor Relations. Investors may also listen to the call by dialing (888) 506-0062, passcode AUTOZONE. In addition, a telephone replay will be available by dialing (877) 481-4010, replay passcode 51956 through March 18, 2025.

This release includes certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP measures include adjustments to reflect return on invested capital, adjusted debt and adjusted debt to earnings before interest, taxes, depreciation, amortization, rent and share-based expense (“EBITDAR”). The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company’s comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company’s capital structure in order to maintain its investment grade credit ratings. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements herein constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and typically use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “seek,” “may,” “could” and similar expressions. These statements are based on assumptions and assessments made by our management in light of experience, historical trends, current conditions, expected future developments and other factors that we believe appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: product demand, due to changes in fuel prices, miles driven or otherwise; energy prices; weather, including extreme temperatures and natural disasters; competition; credit market conditions; cash flows; access to financing on favorable terms; future stock repurchases; the impact of recessionary conditions; consumer debt levels; changes in laws or regulations; risks associated with self-insurance; war and the prospect of war, including terrorist activity; public health issues; inflation, including wage inflation; exchange rates; the ability to hire, train and retain qualified employees, including members of management; construction delays; failure or interruption of our information technology systems; issues relating to the confidentiality, integrity or availability of information, including due to cyber-attacks; historic growth rate sustainability; downgrade of our credit ratings; damage to our reputation; challenges associated with doing business in and expanding into international markets; origin and raw material costs of suppliers; inventory availability; disruption in our supply chain; tariffs, trade policies and other geopolitical factors; new accounting standards; our ability to execute our growth initiatives; and other business interruptions. These and other risks and uncertainties are discussed in more detail in the “Risk Factors” section in Item 1A under Part 1 of our Annual Report on Form 10-K for the year ended August 31, 2024. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those contemplated by such forward-looking statements. Events described above and in the “Risk Factors” could materially and adversely affect our business. However, it is not possible to identify or predict all such risks and other factors that could affect these forward-looking statements. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:
Financial: Brian Campbell at (901) 495-7005, brian.campbell@autozone.com
Media: Jennifer Hughes at (901) 495-6022, jennifer.hughes@autozone.com

AutoZone's 2nd Quarter Highlights - Fiscal 2025

Condensed Consolidated Statements of Operations
2nd Quarter, FY2025
(in thousands, except per share data)
	GAAP Results
	12 Weeks Ended	12 Weeks Ended
	February 15, 2025	February 10, 2024

Net sales	$3,952,012	$3,859,126
Cost of sales	1,823,611	1,779,474
Gross profit	2,128,401	2,079,652
Operating, SG&A expenses	1,421,634	1,336,410
Operating profit (EBIT)	706,767	743,242
Interest expense, net	108,822	102,619
Income before taxes	597,945	640,623
Income tax expense	110,022	125,593
Net income	$487,923	$515,030
Net income per share:
Basic	$29.06	$29.74
Diluted	$28.29	$28.89
Weighted average shares outstanding:
Basic	16,788	17,319
Diluted	17,245	17,828

Year-To-Date 2nd Quarter, FY2025
(in thousands, except per share data)
	GAAP Results
	24 Weeks Ended	24 Weeks Ended
	February 15, 2025	February 10, 2024

Net sales	$8,231,652	$8,049,403
Cost of sales	3,835,194	3,755,735
Gross profit	4,396,458	4,293,668
Operating, SG&A expenses	2,848,542	2,701,822
Operating profit (EBIT)	1,547,916	1,591,846
Interest expense, net	216,451	194,004
Income before taxes	1,331,465	1,397,842
Income tax expense	278,609	289,349
Net income	$1,052,856	$1,108,493
Net income per share:
Basic	$62.48	$63.29
Diluted	$60.83	$61.48
Weighted average shares outstanding:
Basic	16,850	17,514
Diluted	17,307	18,031

Selected Balance Sheet Information
(in thousands)
	February 15, 2025	February 10, 2024	August 31, 2024

Cash and cash equivalents	$300,905	$304,096	$298,172
Merchandise inventories	6,588,586	5,970,175	6,155,218
Current assets	7,802,598	7,157,056	7,306,759
Property and equipment, net	6,449,129	5,907,484	6,183,539
Operating lease right-of-use assets	3,120,826	2,999,294	3,057,780
Total assets	18,116,279	16,717,654	17,176,538
Accounts payable	7,784,717	7,149,882	7,355,701
Current liabilities	9,267,357	8,772,609	8,714,243
Operating lease liabilities, less current portion	3,007,455	2,901,636	2,960,174
Total debt	9,052,099	8,630,553	9,024,381
Stockholders' deficit	(4,457,773)	(4,837,321)	(4,749,614)
Working capital	(1,464,759)	(1,615,553)	(1,407,484)

AutoZone's 2nd Quarter Highlights - Fiscal 2025

Condensed Consolidated Statements of Operations

Adjusted Debt / EBITDAR
(in thousands, except adjusted debt to EBITDAR ratio)
	Trailing 4 Quarters
	February 15, 2025	February 10, 2024
Net income	$2,606,790	$2,621,057
Add: Interest expense	474,025	377,044
Income tax expense	663,963	674,721
EBIT	3,744,778	3,672,822

Add: Depreciation and amortization	575,654	519,805
Rent expense(1)	459,840	417,864
Share-based expense	116,848	96,669
EBITDAR	$4,897,120	$4,707,160

Debt	$9,052,099	$8,630,553
Financing lease liabilities	385,899	328,955
Add: Rent x 6(1)	2,759,040	2,507,184
Adjusted debt	$12,197,038	$11,466,692

Adjusted debt to EBITDAR	2.5	2.4

Adjusted Return on Invested Capital (ROIC)
(in thousands, except ROIC)
	Trailing 4 Quarters
	February 15, 2025	February 10, 2024
Net income	$2,606,790	$2,621,057
Adjustments:
Interest expense	474,025	377,044
Rent expense(1)	459,840	417,864
Tax effect(2)	(189,575)	(162,956)
Adjusted after-tax return	$3,351,080	$3,253,009

Average debt(3)	$8,943,172	$7,853,082
Average stockholders' deficit(3)	(4,711,173)	(4,577,327)
Add: Rent x 6(1)	2,759,040	2,507,184
Average financing lease liabilities(3)	369,622	295,494
Invested capital	$7,360,661	$6,078,433

Adjusted After-Tax ROIC	45.5%	53.5%

(1) The table below outlines the calculation of rent expense and reconciles rent expense to total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the trailing four quarters ended February 15, 2025 and February 10, 2024.

	Trailing 4 Quarters
(in thousands)	February 15, 2025	February 10, 2024
Total lease cost, per ASC 842	$614,312	$546,195
Less: Financing lease interest and amortization	(113,698)	(93,591)
Less: Variable operating lease components, related to insurance and common area maintenance	(40,774)	(34,740)

Rent expense	$459,840	$417,864

(2) Effective tax rate over the trailing four quarters ended February 15, 2025 and February 10, 2024 was 20.3% and 20.5%, respectively.
(3)All averages are computed based on trailing five quarter balances.

Other Selected Financial Information
(in thousands)
	February 15, 2025	February 10, 2024
Cumulative share repurchases ($ since fiscal 1998)	$37,820,600	$35,540,758
Remaining share repurchase authorization ($)	1,329,400	2,109,242

Cumulative share repurchases (shares since fiscal 1998)	155,442	154,696

Shares outstanding, end of quarter	16,747	17,312

	12 Weeks Ended	12 Weeks Ended	24 Weeks Ended	24 Weeks Ended
	February 15, 2025	February 10, 2024	February 15, 2025	February 10, 2024

Depreciation and amortization	$137,918	$124,968	$271,091	$245,192

Cash flow from operations	583,749	434,127	1,395,552	1,264,386

Capital spending	292,702	255,379	539,737	490,807

AutoZone's 2nd Quarter Highlights - Fiscal 2025
Condensed Consolidated Statements of Operations
Selected Operating Highlights

Store Count & Square Footage

	12 Weeks Ended	12 Weeks Ended	24 Weeks Ended	24 Weeks Ended
	February 15, 2025	February 10, 2024	February 15, 2025	February 10, 2024
Domestic:
Beginning stores	6,455	6,316	6,432	6,300
Stores opened	28	19	51	36
Stores closed	-	(3)	-	(4)
Ending domestic stores	6,483	6,332	6,483	6,332

Relocated stores	1	3	3	3

Stores with commercial programs	5,962	5,823	5,962	5,823

Square footage (in thousands)	43,049	41,853	43,049	41,853

Mexico:
Beginning stores	800	745	794	740
Stores opened	13	6	19	11
Ending Mexico stores	813	751	813	751

Brazil:
Beginning stores	132	104	127	100
Stores opened	4	4	9	8
Ending Brazil stores	136	108	136	108

Total	7,432	7,191	7,432	7,191

Total Company stores opened, net	45	26	79	51

Square footage (in thousands)	50,118	48,240	50,118	48,240
Square footage per store	6,744	6,708	6,744	6,708

Sales Statistics
($ in thousands, except sales per average square foot)
	12 Weeks Ended	12 Weeks Ended	Trailing 4 Quarters	Trailing 4 Quarters
Total AutoZone Stores (Domestic, Mexico and Brazil)	February 15, 2025	February 10, 2024	February 15, 2025 (1)	February 10, 2024
Sales per average store	$523	$527	$2,506	$2,465
Sales per average square foot	$78	$79	$373	$368

Auto Parts (Domestic, Mexico and Brazil)
Total auto parts sales	$3,874,366	$3,786,339	$18,323,341	$17,508,154
% Increase vs. LY	2.3%	4.5%	4.7%	5.5%

Domestic Commercial
Total domestic commercial sales	$1,051,765	$980,134	$4,989,711	$4,682,570
% Increase vs. LY	7.3%	2.7%	6.6%	4.6%

Average sales per program per week	$14.7	$14.1	$16.0	$15.9
% Increase vs. LY	4.3%	(2.8%)	0.6%	(0.6%)

All Other, including ALLDATA
All other sales	$77,646	$72,787	$349,176	$322,408
% Increase vs. LY	6.7%	7.2%	8.3%	7.8%

(1) Fiscal 2024 results include an additional week of sales of approximately $359.1 million for Total Auto Parts, $95.7 million for Domestic Commercial and $6.7 million for All Other. Sales per average store and sales per square foot benefited from the additional week by $49K and $7K, respectively.

	12 Weeks Ended	12 Weeks Ended	24 Weeks Ended	24 Weeks Ended
Same store sales (2)	February 15, 2025	February 10, 2024	February 15, 2025	February 10, 2024
Domestic	1.9%	0.3%	1.0%	0.8%
International	(8.2%)	23.9%	(3.9%)	24.5%
Total Company	0.5%	3.0%	0.4%	3.2%

International - Constant Currency	9.5%	10.6%	11.5%	10.7%
Total Company - Constant Currency	2.9%	1.5%	2.4%	1.8%

(2) Same store sales are based on sales for all stores open at least one year. Constant Currency same store sales exclude the impact of fluctutations of foreign currency exchange rates by converting both the current year and prior year international results at the prior year foreign currency exchange rate.

Inventory Statistics (Total Stores)
	as of	as of
	February 15, 2025	February 10, 2024
Accounts payable/inventory	118.2%	119.8%

($ in thousands)
Inventory	$6,588,586	$5,970,175
Inventory per store	887	830
Net inventory (net of payables)	(1,196,131)	(1,179,707)
Net inventory/per store	(161)	(164)

	Trailing 5 Quarters
	February 15, 2025	February 10, 2024
Inventory turns	1.4	1.4